EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

B.R.C. S.r.l.

Milan, Italy

We hereby consent to the incorporation by reference in the previously filed open Registration Statements: (a) the Registration Statement Form S-8, No. 33-38649; (b) the Registration Statement Form S-8, No. 333-07035; (c) the Registration Statement Form S-8, No. 33-62889; (d) the Registration Statement Form S-8, No. 333-44085; (e) the Registration Statement Form S-8, No. 333-71544; (f) the Registration Statement Form S-8, No. 333-102069; (g) the Registration Statement Form S-8, No. 333-118689; (h) the Registration Statement Form S-8, No. 333-139876; of our report dated February 25, 2005, except for Note 15, as to which the date is March 31, 2005, relating to the consolidated financial statements of B.R.C. S.r.l appearing in Fuel Systems Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

BDO Sala Scelsi Farina S.p.A.

/s/ BDO Sala Scelsi Farina S.p.A
Milan, Italy
October 31, 2007